EXHIBIT A

EARNOUT PROVISION

On the date that is 30 days following the Anniversary Date of the Transaction for the years 2010, 2011, and 2012 (each such year being a “Performance Year”), the board of directors of Purchaser (the “Board”) shall compare the financials of the Companies to the projected financials of the Companies and determine an Earnout Pool. The cumulative Earnout Pool shall be 50% of the earnings in excess of 110% of the Earnout Target over the three year earnout period payable in cash. Based on the results of such comparison, the Sellers may be eligible for an incentive bonus calculated as follows:

1.
For each Performance Year, the total amount of the bonus pool available shall be equal to 50% of the pre-tax income that exceeds 110% of the Earnout Target of the Companies for such Performance Year (the “Bonus Pool Amount”).

2.
The “Earnout Target” shall be the amount equal to EBITDA for a Performance Year. The Purchaser and Seller shall agree on the projected Earnout Target that will be set forth in the Definitive Agreement.

3.
The “Calculation Value” shall be an amount equal to (i) the sum of the (x) Revenue Factor, (y) EBITDA Factor, and (z) Net Income Factor, for each Performance Year, with a maximum value of 125%, as set forth below:

Performance Year	Projected Revenue	Projected EBITDA	Projected Net Income
FY 2010	$13,500,000	$285,000	$209,000
FY 2011	$14,850,000	$559,000	$479,000
FY 2012	$16,632,000	$974,800	$894,800

4.	The aggregate amount of incentive bonuses payable for each Performance Year shall be an amount equal to (a) the Bonus Pool Amount, multiplied by (b) the percentage set forth in the table below.

Calculation Value	Corresponding percentage in determining bonus payable
≥ 50%	0%
≥ 50% but < 125%	calculated Calculation Value
≥ 125%	125%
For purposes of this Exhibit C, the terms set forth above shall mean as follows:

(i)
Revenue Factor shall be a percentage equal to the product of (x) thirty percent (30%) multiplied by (y) a fraction the numerator of which is the Companies’ actual revenues for a Performance Year and the denominator of which is the Companies’ projected revenues for such corresponding Performance Year.

(ii)
EBITDA Factor shall be a percentage equal to, the product of (x) fifty percent (50%) multiplied by (y) a fraction the numerator of which is the Companies’ actual EBITDA for a Performance Year and the denominator of which is the Companies’ projected EBITDA for such corresponding Performance Year.

(iii)
Net Income Factor shall be a percentage equal to, the product of (x) twenty percent (20%) multiplied by (y) a fraction the numerator of which is the Companies’ actual audited pre-tax net income for a Performance Year and the denominator of which is the Companies’ projected pre-tax net income for such corresponding Performance Year.

The Revenue Factor, the EBITDA Factor and the Net Income Factor shall be calculated in accordance with GAAP.

The determinations of EBITDA and other financial results for this purpose would be made in accordance with generally accepted accounting principles, using the same methods of accounting, accounting principles and practices utilized in the preparation of audited financial statements of the Companies for the periods preceding the Closing Date.

Any bonus due shall be payable in cash.

[Example on next page]

Example Calculation

By way of example, and for illustrative purposes only, the following model depicts the manner in which the bonus shall be calculated for a single Performance Year.  The numbers and assumptions used herein are not intended to be the final projections or Bonus Pool Amount for purposes of this Schedule.

Performance Year	Projected Revenue	Projected EBITDA	Projected Net Income
FY 2009	$11,000,000	$888,699	$400,000
Performance Year	Actual Revenue	Actual EBITDA	Actual Net Income
FY 2009	$11,000,000	$906,473	$500,000
Whereby:

1.	Bonus Pool Amount = $30,000 (($500,000 - $440,000)*50%)

2.	Revenue Factor = 30%; EBITDA Factor = 51%; Net Income Factor = 25%

3.	Calculation Value = 30% + 51% + 25% = 106%

4.	Incentive Bonus payable based on a calculation value of 106% = $31,800